UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     The plan administrator of the ProLogis 401(k) Savings Plan and Trust (the “Plan”) has determined to implement certain restrictions on the shares of beneficial interest of ProLogis (“ProLogis Shares”) held by the Plan that will be imposed in connection with the anticipated merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of January 30, 2011 by and among, ProLogis, New Pumpkin Inc., Upper Pumpkin LLC, Pumpkin LLC, AMB Property Corporation (“AMB”), and AMB Property, L.P., as amended (the “Merger Agreement”). On May 16, 2011, ProLogis sent a notice (the “Blackout Notice”) to its trustees and executive officers informing them that, as a result of such Plan restrictions, a blackout period will be imposed on them, during which they will be subject to certain trading restrictions with respect to ProLogis equity securities.
     The reason for the blackout period is that Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading in issuer shares by trustees and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted with respect to the shares in their plan accounts. The plan administrator has decided to impose restrictions on the ProLogis Shares held in the Plan in order to allow it to process and implement the exchange of ProLogis Shares in the Plan for shares of common stock of AMB in the Merger. Participants in the Plan will be prevented from engaging in any transactions under the Plan with respect to the ProLogis Shares, including exchanges, loan request, withdrawals, or distributions involving ProLogis Shares.
     The blackout period is scheduled to begin on May 31, 2011 and end during the week of June 5, 2011. During the blackout period, trustees and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any ProLogis equity securities or derivative securities with respect to ProLogis Shares acquired in connection with their service as a trustee or executive officer of ProLogis, subject to certain limited exemptions.
     During the blackout period that will apply to trustees and executive officers, and for a period of two years after the ending date of the blackout period, a ProLogis security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to:
Edward S. Nekritz
General Counsel and Secretary
ProLogis
4545 Airport Way
Denver, Colorado 80239
(303) 567–5000
     A copy of the Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
99.1	Blackout Notice, dated May 16, 2011, provided to trustees and executive officers of ProLogis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: May 16, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary